LOEWS CORPORATION
                           Deferred Compensation Plan
                  amended and restated as of December 31, 1995








                                                                November 8, 1996
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 1. Purpose
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    The purpose of the Loews Corporation Deferred Compensation Plan (the
    "Plan") is to provide select management employees of Loews Corporation (the "Corporation") and certain of its Subsidiaries and Affiliates (hereinafter, with the Corporation, collectively referred to as the "Company") an opportunity, in accordance with the terms and conditions set forth herein, to defer, on a non-qualified basis, compensation that would otherwise be payable currently.

 2. Administration
    --------------

    The Plan shall be administered by a committee (the "Deferred Compensation Committee", hereinafter referred to as the "Committee") consisting of at least three members appointed by the Board of Directors of the Corporation (the "Board"). The Committee shall have the sole and complete authority to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable. The Committee may appoint a person or persons to administer the Plan on a day-to-day basis.

 3. Eligibility
    -----------

    The Committee shall have the sole and absolute discretion to select those employees who shall participate in the Plan ("Participants") and shall determine the extent to which Participants can defer base salary or any other form of compensation. A Participant shall continue to participate in the Plan until the Committee determines otherwise.

 4. Election to Defer
    -----------------

    (a) A Participant may elect to defer receipt of a portion of his/her base salary and/or any other form of compensation, as (and to the extent) permitted by the Committee in accordance with rules and procedures to be established from time to time by the Committee. Amounts deferred under this Paragraph 4(a) shall be referred to as the "Deferred Amounts". Election forms for Participants to defer compensation shall be provided by the Committee, and all such elections shall be made in writing on such forms. Once made, an election cannot be revoked.

    (b) The election by a Participant to defer compensation shall be made before the beginning of the calendar year in which such compensation is paid. A Participant must make separate elections with respect to each calendar year of participation in the Plan.

 5. Establishment of Deferred Compensation Account
    ----------------------------------------------

    At the time of the Participant's initial election to defer pursuant to Paragraph 4, the Company shall establish a memorandum account (a "Deferred Compensation Account") for each Participant on its books. The Deferred Amount (as determined under the Participant's
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    election form) shall be credited to the Participant's Deferred Compensation
    Account as of the day that the compensation would otherwise have been paid to the Participant.

 6. Additions to Deferred Amounts
    -----------------------------

    Amounts equivalent to interest ("Interest") shall be credited to a Participant's Deferred Compensation Account at the end of each calendar year based on the average balance (including Deferred Amounts and prior interest credits) in the Participant's Account for such year. Interest for any calendar year shall be computed at such rate (which may be a floating rate) as shall be determined by the Committee, subject to a minimum rate equal to the average Federal Funds Rate for such year minus twenty-five basis points. A Deferred Compensation Account that is paid out prior to the last day of a calendar year shall be credited with interest for a partial year ending with the date of payout based on the average balance in the Participant's Account for such partial year. The foregoing notwithstanding, a Deferred Compensation Account that is paid out because of a Participant's termination from employment pursuant to Paragraph 7(c)(iii) below, shall receive no Interest credit for the year in which such termination and/or payout occurs.

 7. Payment of Deferred Amounts
    ---------------------------

    For purposes of this Paragraph 7, continuous employment of the Participant with the Company and any corporation or other entity that is the successor, either directly or indirectly, to all or substantially all of the assets and business of the Company shall be deemed continuous employment with the Company.

    (a) Subject to the provisions of subparagraphs (b) and (c) below, unless otherwise elected by the Participant in his/her election form in accordance with rules established by the Committee, the period of deferral shall be until termination of the Participant's employment with the Company.

    (b) The Participant shall elect, in his/her election to defer, that his/her Deferred Compensation Account be paid either (i) in a lump sum or (ii) in such number of annual installments (each as nearly equal as possible), not to exceed fifteen, as the Participant shall elect under rules established by the Committee. In the absence of an election by the Participant, the Committee shall determine the manner of payment.

    (c) (i) In the event of the Participant's death, payment of the balance in the Participant's Deferred Compensation Account shall be made as elected by the Participant in the election to defer, to the Participant's designated beneficiary, or if none, to the Participant's estate;

         (ii) In the event of the Participant's termination from employment from the Company for disability or retirement, payment of the balance in the Participant's Deferred Compensation Account shall be made as elected by the Participant in the election to defer; and

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        (iii) In the event of the Participant's termination from employment from the Company for any reason other than death, or disability or retirement, payment of the balance in the Participant's Deferred Compensation Account shall be made in a lump sum, as soon as practicable after the date of termination; the election of the Participant to the contrary in his/her election to defer notwithstanding.

    (d) Anything contained in this Paragraph 7 to the contrary notwithstanding, in the event a Participant incurs a severe financial hardship or a Participant becomes disabled, the Committee, in its sole and absolute discretion and upon written application of such Participant, may direct immediate payment of all or a portion of the then current value of such Participant's Deferred Compensation Account; provided that, in the case of a hardship, such payment shall in no event exceed the amount necessary to alleviate such financial hardship.

    (e) A Participant may make a new election at any time, provided that such election will not be effective if termination of employment occurs before the end of the first full calendar year commencing after the election is made, except if termination occurs by reason of death; and further provided the Participant may not make a deferral election under Paragraph 4 regarding the intervening year's compensation.

 8. Transferability of Interests
    ----------------------------

    Except for the right of a Participant to designate a beneficiary as hereinabove provided, a Participant, or beneficiary's, rights and interests may not be anticipated, alienated, assigned, pledged, transferred or otherwise encumbered.

 9. Amendment, Suspension and Termination
    -------------------------------------

    The Corporation, in its sole and absolute discretion, at any time may amend, suspend or terminate the Plan or any portion thereof in any manner and to any extent. No such amendment, suspension or termination shall alter or impair the rights of a Participant with respect to then Deferred Amounts.

10. Definitions
    -----------

    (a) The term "Subsidiary" shall mean any corporation 50 percent or more of the voting stock of which shall at the time be owned directly or indirectly by the Corporation.

    (b) The term "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which the Corporation or a Subsidiary possesses a direct or indirect ownership interest.

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11. Unfunded Obligation
    -------------------

    No assets of the Company have been set aside to provide for the payment of the Deferred Amounts. Assets of the Company are subject to the claims of the Company's general creditors. The Plan is intended to be, and shall be operated and administered to be, a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Company shall make no provision for the funding or insuring of Deferred Amounts that would cause the Plan to be (i) a "funded" plan for purposes of section 404(a)(5) of the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii) other than an "unfunded and unsecured promise to pay money or property in the future" under Treasury Regulations sections 1.83-3(e). A Participant and his/her beneficiary shall be treated as a general unsecured creditor of the Company at all times under this Plan, except as otherwise provided under applicable state law.

12. No Right to Employment or other Benefits
    ----------------------------------------

    This Plan shall not constitute a contract of employment between the Company and the Participant, and nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company.

    Any compensation deferred and any benefits paid under this Plan shall be disregarded in computing benefits under any employee benefit plan of the Company, except to the extent expressly provided for in such employee benefit plans; and, further provided that any benefit, which would have been payable to Participants under the "Retirement Plan for Employees of Loews Corporation" had compensation deferred under this Plan been included in Compensation (for Retirement Plan purposes) in the calendar year to which the deferred compensation is attributable, shall be paid under the "Benefit Equalization Plan".

13. Effective Date
    --------------

    The Plan shall be effective immediately upon approval by the Board of Directors.

14. Governing Law
    -------------

    The Plan shall be governed by the laws of the State of New York without reference to the principles of conflict of laws.

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